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EX-99.B11.  Consent of Ernst & Young LLP, Independent Auditors
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the references to our firm under the captions "The Trust's Financial History" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 19 to the Registration Statement (Form N-1A, No. 33-11182) of Variable Investors Series Trust.



We also consent to the incorporation by reference of our report dated February 9, 1998 on the Small Cap Growth, World Equity, Growth, Matrix Equity, Growth & Income, Multiple Strategies, High Income Bond and U.S. Government Bond Portfolios of Variable Investors Series Trust, included in the 1997 Annual Report to Contract Owners.




                                    /s/ERNST & YOUNG LLP
                                    ERNST & YOUNG LLP




Boston, Massachusetts
April 13, 1998